File No. 33-22625

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DOMINION RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Address of registrant's principal executive offices, including zip code)

Patricia A. Wilkerson, Vice President and Corporate Secretary
Dominion Resources, Inc.
120 Tredegar Street,
Richmond, Virginia 23219
(804) 819-2000
(Name, address, including zip code, and telephone number, including area code, of agent of service)b

DEREGISTRATION

In its Registration Statement on Form S-8 (File No. 33-22625), Dominion Resources, Inc. (Dominion) registered 2,500,000 shares of its common stock, without par value, for issuance to participants in the Dominion Resources, Inc. Long Term Incentive Plan (the Plan). In 1992, the remaining balance available under the Plan was adjusted for a 3 for 2 stock split. The Plan has expired and Dominion hereby deregisters 3,523,904 shares of common stock that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24th day of June 2002.

DOMINION RESOURCES, INC.

By:	/s/ Patricia A. Wilkerson
Patricia A. Wilkerson Agent for Service